EXHIBIT 23.1 CONSENT OF TRACI J. ANDERSON, CPA

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated March 22, 2005, relating to the financial statements of HouseRaising, Inc., in Amendment No. 2 to the Registration Statement on Form S-8, filed with the Commission on July 8, 2005, and to the reference to our firm under Item 5. "Interest of Named Experts and Counsel."

/s/Traci J. Anderson, CPA
Traci J. Anderson, CPA.
Huntersville, NC
July 8, 2005